    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1997


                                                      REGISTRATION NO. 333-36383

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1


                                       TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               MERCK & CO., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  NEW JERSEY                                    22-1109110
       (STATE OR OTHER JURISDICTION OF                        (IRS EMPLOYER
        INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                                  P.O. BOX 100
                                ONE MERCK DRIVE
                      WHITEHOUSE STATION, NEW JERSEY 08889
                                 (908) 423-1000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                CELIA A. COLBERT
                          VICE PRESIDENT AND SECRETARY
                               MERCK & CO., INC.
                                  P.O. BOX 100
                                ONE MERCK DRIVE
                      WHITEHOUSE STATION, NEW JERSEY 08889
                                 (908) 423-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

           KENNETH C. FRAZIER, ESQ.                        ANN B. FISHER, ESQ.
              MERCK & CO., INC.                            SULLIVAN & CROMWELL
                 P.O. BOX 100                                125 BROAD STREET
               ONE MERCK DRIVE                           NEW YORK, NEW YORK 10004
     WHITEHOUSE STATION, NEW JERSEY 08889

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    PURSUANT TO RULE 429, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO $170,000,000 OF UNISSUED DEBT SECURITIES REGISTERED UNDER FORM S-3 REGISTRATION STATEMENT NO. 33-60322.
================================================================================

                                EXPLANATORY NOTE



     This Post-Effective Amendment No. 1 to Registration Statement is filed solely to add exhibits pursuant to Rule 462(d) under the Securities Act. Accordingly, all other items of Form S-3 are inapplicable and are not included.

ITEM 16.  EXHIBITS.


  1  (a)    --   Form of Underwriting Agreement.
  1  (b)    --   Distribution Agreement dated October 9, 1997 between the Company and Goldman,
                 Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.
  4  (a)    --   Indenture between the Company and Morgan Guaranty Trust Company of New York, as
                 Trustee (incorporated herein by reference to Exhibit (4) to the Company's
                 Registration Statement on Form S-3 (No. 33-39349)).
  4  (b)    --   Form of First Supplemental Indenture between the Company and First Trust of New
                 York, National Association, as Trustee.
  4  (c)    --   Form of Fixed Rate Note.
  4  (d)    --   Form of Floating Rate Note.
  5         --   Opinion and Consent of Mary M. McDonald, Esq.
 12         --   Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to the Company's Quarterly Report on Form 10-Q for the
                 quarterly period ended June 30, 1997 (File No. 1-03305)).
 23  (a)    --   Consent of Arthur Andersen LLP.
 23  (b)    --   Consent of Counsel (included in Exhibit 5).
 24         --   Power of Attorney (included in the signature page hereto).
 25         --   Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture
                 Act of 1939, as amended, of First Trust of New York, National Association.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Merck & Co., Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Whitehouse Station, State of New Jersey, on October 23, 1997.


                                          MERCK & CO., INC.


                                          By      /s/ CELIA A. COLBERT

                                            ------------------------------------

                                                     (Celia A. Colbert)


                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  -------------------

                      *                        Chairman of the Board,        October 23, 1997
---------------------------------------------    President, Chief Executive
           (Raymond V. Gilmartin)                Officer and Director
                                                 (principal executive
                                                 officer)

                      *                        Senior Vice President and     October 23, 1997
---------------------------------------------    Chief Financial Officer
              (Judy C. Lewent)                   (principal financial
                                                 officer)

                      *                        Vice President and            October 23, 1997
---------------------------------------------    Controller (principal
              (Peter E. Nugent)                  accounting officer)

                      *                        Director                      October 23, 1997
---------------------------------------------
         (H. Brewster Atwater, Jr.)

                      *                        Director                      October 23, 1997
---------------------------------------------
               (Derek Birkin)

                      *                        Director                      October 23, 1997
---------------------------------------------
            (Lawrence A. Bossidy)
                      *                        Director                      October 23, 1997
---------------------------------------------
             (William G. Bowen)

                      *                        Director                      October 23, 1997
---------------------------------------------
             (Johnnetta B. Cole)

                      *                        Director                      October 23, 1997
---------------------------------------------
             (Carolyne K. Davis)

                      *                        Director                      October 23, 1997
---------------------------------------------
               (Lloyd C. Elam)

                      *                        Director                      October 23, 1997
---------------------------------------------
           (Charles E. Exley, Jr.)

                      *                        Director                      October 23, 1997
---------------------------------------------
             (William N. Kelley)

                      *                        Director                      October 23, 1997
---------------------------------------------
            (Edward M. Scolnick)

                      *                        Director                      October 23, 1997
---------------------------------------------
              (Samuel O. Thier)

                                               Director
---------------------------------------------
            (Dennis Weatherstone)

         * By: /s/ CELIA A. COLBERT                                          October 23, 1997
---------------------------------------------
             (Celia A. Colbert)
              Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NUMBER                                        DESCRIPTION
--------------        ----------------------------------------------------------------------------
      * 1(a)     --   Form of Underwriting Agreement.
        1(b)     --   Distribution Agreement dated October 9, 1997 between the Company and
                      Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co.
                      Incorporated.
      * 4(b)     --   Form of First Supplemental Indenture between the Company and First Trust of
                      New York, National Association, as Trustee.
        4(c)     --   Form of Fixed Rate Note.
        4(d)     --   Form of Floating Rate Note.
      * 5        --   Opinion and Consent of Mary M. McDonald, Esq.
      *23(a)     --   Consent of Arthur Andersen LLP.
      *23(b)     --   Consent of Counsel (included in Exhibit 5).
      *24        --   Power of Attorney (included in the signature page hereto).
      *25        --   Statement of Eligibility and Qualification on Form T-1 under the Trust
                      Indenture Act of 1939, as amended, of First Trust of New York, National
                      Association.


---------------

* Filed previously.